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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 1997 on the statements of operations, stockholders' equity and cash flows of DeltaCom, Inc. for the year ended December 31, 1994 included in Amendment No. 3 to ITC/\DeltaCom, Inc.'s Registration Statement on Form S-1 (File No. 333-36683) and to all references to our Firm included in or made a part of this Registration Statement.

MARTIN STUEDEMAN & ASSOCIATES, P.C.


Birmingham, Alabama
December 19, 1997